UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in its charter)

Delaware	1-43	45-6194071
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr. Administrative Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-1615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Pursuant to section 5.4 of the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of July 30, 2015 and between the parties thereto (the “GUC Trust Agreement”), the Motors Liquidation Company GUC Trust (the “GUC Trust”) makes quarterly liquidating distributions to holders of units of beneficial interest in the GUC Trust (“GUC Trust Units”) to the extent that (i)(a) certain previously disputed claims asserted against the estates of Motors Liquidation Company and its affiliated debtors are either disallowed or otherwise resolved favorably to the GUC Trust (thereby reducing the amount of GUC Trust assets reserved for distribution in respect of such disallowed or resolved claims) or (b) certain GUC Trust assets that were previously set aside from distribution are released in the manner permitted under the GUC Trust Agreement, and (ii) as a result of the foregoing, the amount of GUC Trust assets available for distribution (the “Excess GUC Trust Distributable Assets”) as of the end of the relevant quarter exceeds certain thresholds set forth in the GUC Trust Agreement.

Accordingly, the GUC Trust announced on May 12, 2020 that it anticipates making a distribution of Excess GUC Trust Distributable Assets (an “Excess Distribution”) on or about May 28, 2020, to the holders of record of the GUC Trust Units as of May 21, 2020, in the amount of $9.349726 per GUC Trust Unit in cash.

The exact timing of the allocation and distribution of Excess GUC Trust Distributable Assets, however, is subject to the rules and procedures of the Financial Industry Regulatory Authority and The Depository Trust Company. In addition, all distributions to holders of GUC Trust Units are subject to the procedures of The Depository Trust Company and its participants. A copy of the notice to holders of GUC Trust Units regarding the Excess Distribution, which was provided today to the Depository Trust Company, is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Notice to Holders of GUC Trust Units

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY GUC TRUST
By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust
Date: May 18, 2020
	By:	/s/ David A. Vanaskey Jr.
	Name:	David A. Vanaskey Jr.
	Title:	Administrative Vice President of Wilmington Trust Company